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Exhibit 10.2

CANADIAN PURCHASE AGREEMENT

Dated September 15, 2005

among

MOLSON COORS CAPITAL FINANCE ULC

(Fully and Unconditionally Guaranteed by Molson Coors Brewing Company and certain subsidiaries of Molson Coors Brewing Company)

and

BMO NESBITT BURNS INC.
TD SECURITIES INC.
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED and
DEUTSCHE BANK SECURITIES INC.
as initial purchasers

and

J.P. MORGAN SECURITIES CANADA INC.
MORGAN STANLEY CANADA LIMITED. and
DEUTSCHE BANK SECURITIES LIMITED
as sub-purchasers

MOLSON COORS CAPITAL FINANCE ULC
C$900,000,000 5.00% Senior Notes due 2015
Purchase Agreement

BMO Nesbitt Burns Inc.
TD Securities Inc. (collectively the "Representatives")
c/o BMO Nesbitt Burns Inc.
Suite 5000, P.O. Box 150
1 First Canadian Place
Toronto, ON M5X 1H3

Dear Ladies and Gentlemen:

        Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company (the "Issuer"), proposes to issue and sell to the several purchasers named in Schedule I hereto (the "Initial Purchasers") C$900,000,000 principal amount of its 5.00% Senior Notes due 2015 (the "Securities") to be guaranteed on a senior unsecured basis by Molson Coors Brewing Company, a Delaware corporation (the "Parent") and by each of the subsidiaries listed on Schedule II hereto and such other subsidiaries as may be required from time to time pursuant to the Indenture (collectively, the "Subsidiary Guarantors" and, with the Parent, the "Guarantors"). The Securities are to be issued pursuant to the provisions of an indenture to be dated as of September 22, 2005 (the "Indenture") among the Issuer, the Guarantors and TD Banknorth, National Association and The Canada Trust Company, as co-trustees (collectively, the "Trustee").

        The Securities will be offered and sold only in each of the Provinces of Canada, without being qualified under a prospectus in any Canadian jurisdiction in reliance on one or more of the prospectus and registration exemptions under National Instrument 45-106—Prospectus and Registration Exemptions ("NI 45-106"). The Securities will be offered without being registered under the United States Securities Act of 1933, as amended (the "Securities Act").

        The Initial Purchasers and J. P. Morgan Securities Canada Inc. ("JPMorgan Canada"), Morgan Stanley Canada Limited ("MS Canada") and Deutsche Bank Securities Limited ("DB Canada" and, together with JPMorgan Canada and MS Canada, collectively the "Sub-Purchasers") and their direct and indirect transferees will be entitled to the benefits of an exchange offer agreement dated as of the Closing Date (as defined in Section 4), between the Issuer, the Guarantors, the Initial Purchasers and the Sub-Purchasers (the "Exchange Offer Agreement"). Pursuant to the Exchange Offer Agreement, the Issuer and the Parent shall cause a preliminary prospectus (the "Preliminary Prospectus") and a final prospectus (the "Final Prospectus") with respect to the Exchange Securities (as defined in the Exchange Offer Agreement, the "Exchange Securities") to be filed with the securities commissions or other regulatory authority of each Province of Canada (collectively, the "Canadian Securities Commissions") pursuant to the applicable securities laws of each Province of Canada and the respective regulations, rules, rulings and orders made thereunder and the applicable written policy statements issued by each securities commission as the same may be modified by any discretionary relief therefrom granted by, the Canadian Securities Commissions (collectively, "Canadian Securities Laws") and receipts to be issued therefor.

        In connection with the sale of the Securities, the Issuer and the Parent have prepared a preliminary offering memorandum (the "Preliminary Memorandum") and will prepare a final offering memorandum (the "Final Memorandum" and, with the Preliminary Memorandum, each a "Memorandum") including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Issuer and the Parent. As used herein, the term "Memorandum" shall include in each case the documents incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein with respect to a Memorandum shall include all documents incorporated or deemed incorporated by reference in the Preliminary Memorandum or Final Memorandum and any changes that are made to either Memorandum subsequent to the date of this Agreement but on or prior to the date that is the later of the Closing Date and the date on which all of the Securities shall have been sold by the Initial Purchasers and Sub-Purchasers.

        Capitalized words used herein and not otherwise defined shall bear the meanings given them in the Exchange Offer Agreement.

        1.     Representations and Warranties. Each of the Issuer and the Guarantors represents and warrants, and agrees with the Initial Purchasers and the Sub-Purchasers that:

          (a)   Each document, if any, filed or to be filed pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") and incorporated or deemed to be incorporated by reference in either Memorandum complied or will comply, as the case may be, when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder and each such document that has been filed under the Exchange Act has been, and each document that will be filed under the Exchange Act will be promptly after such filing under the Exchange Act, filed with the Canadian Securities Commissions on the System for Electronic Document Analysis and Retrieval as required by Canadian Securities Laws, and each such document complies with or will comply with the requirements of Canadian Securities Laws.

          (b)   The Preliminary Memorandum, as of its date and as of the date of any supplement or amendment thereto, does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales, as of its date and as of the date of any supplement or amendment thereto and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in either Memorandum based upon information relating to any Initial Purchasers or Sub-Purchasers and their expected actions in connection with the offering contemplated by the Memorandum that is furnished to the Issuer in writing by such Initial Purchasers or Sub-Purchasers through you expressly for use therein.

          (c)   Each of the Issuer and the Parent has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Issuer, the Parent and their subsidiaries taken as a whole (a "Material Adverse Effect"), or on the performance of the Issuer and the Guarantors of their respective obligations under the Securities.

          (d)   Each Subsidiary Guarantor has been duly organized, is validly existing and in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its organization, has all requisite power and authority to own its property and to conduct its business as described in each Memorandum and is duly qualified to transact business and is in good standing (to the extent such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; with respect to each of the Subsidiary Guarantors that is a corporation, all of the issued shares of capital stock of each such Subsidiary Guarantor have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Parent, free and clear of all liens, encumbrances, equities or claims and with respect to each of the Subsidiary Guarantors that is a limited liability partnership, all partnership interests are owned directly or indirectly by the Parent, free and clear of all liens, encumbrances, equities or claims.

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          (e)   The financial statements and the related notes thereto included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and Canadian Securities Laws (to the extent that would be applicable to the Issuer's obligations in respect of filing a short form prospectus under the Exchange Offer Agreement), as applicable, and present fairly the financial position of the Parent and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Preliminary Memorandum and the Final Memorandum has been derived from the accounting records of the Parent and its subsidiaries and presents fairly the information shown thereby.

          (f)    This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors.

          (g)   The Securities have been duly authorized by the Issuer and the Guarantors and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of the Issuer and the Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture and the Exchange Offer Agreement.

          (h)   On the Closing Date, the Exchange Securities, including the related guarantees, will have been duly authorized by the Issuer and the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Exchange Offer Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer, as issuer, and the Guarantors, as guarantors, enforceable against the Issuer and the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

          (i)    The obligations under the Indenture will be guaranteed by the Guarantors and the Indenture has been duly authorized and, when executed and delivered by the Issuer and the Guarantors, will be a valid and binding agreement of the Issuer and the Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

          (j)    The Exchange Offer Agreement has been duly authorized and, as of the Closing Date, will be duly executed and delivered by, and will be a valid and binding agreement of, the Issuer and the Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity and except as rights to indemnification and contribution under the Exchange Offer Agreement that may be limited under applicable law.

          (k)   The execution and delivery by the Issuer and the Guarantors of, and the performance by the Issuer and the Guarantors of their respective obligations under, this Agreement, the Indenture, the Exchange Offer Agreement and the Securities will not contravene (i) any agreement or other instrument binding upon the Issuer or the Guarantors or any of their subsidiaries that is material to the Issuer and the Guarantors and their subsidiaries, taken as a whole, or any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Issuer and the Guarantors, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer, the Guarantors or any of their subsidiaries, and no consent, approval,

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  authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Issuer and the Guarantors of their respective obligations under this Agreement, the Indenture, the Exchange Offer Agreement or the Securities, except for filings required under Canadian Securities Laws with respect to the Issuer's obligations under the Exchange Offer Agreement to file and obtain receipts for the Preliminary Prospectus and the Final Prospectus.

          (l)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Guarantors and any of their subsidiaries, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (m)  There are no legal or governmental proceedings pending or, to the knowledge of the Issuer and the Guarantors, threatened to which the Issuer, the Guarantors or any of their subsidiaries is a party or to which any of the properties of the Issuer, the Guarantors or any of their subsidiaries is subject other than proceedings accurately described in all material respects in each Memorandum and proceedings that would not have a Material Adverse Effect or affect the power or ability of the Issuer and the Guarantors to perform their obligations under this Agreement, the Indenture, the Exchange Offer Agreement or the Securities or to consummate the transactions contemplated by the Final Memorandum.

          (n)   The Issuer, the Guarantors and their subsidiaries (i) are in compliance with all applicable foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

          (o)   There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

          (p)   The Issuer and the Guarantors are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum, will not be, required to register as an "investment company" as such term is defined in the United States Investment Company Act of 1940, as amended; and the Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (q)   None of the Issuer, the Guarantors or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an "Affiliate") of the Issuer or the Guarantors has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act, or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Securities (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

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          (r)   Neither the Issuer, the Guarantors, nor their Affiliates or any person acting on their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and the Issuer, the Guarantors and their Affiliates and any person acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S, provided that no representation, warranty or agreement is made by the Issuer and the Guarantors in this paragraph with respect to the Initial Purchasers or Sub-Purchasers.

          (s)   Assuming that the representations and warranties of the Initial Purchasers and Sub-Purchasers in Section 7 are true, correct and complete and assuming compliance by the Initial Purchasers and Sub-Purchasers with their covenants in Section 7, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (t)    PricewaterhouseCoopers LLP, who have certified certain financial statements of the Parent and its subsidiaries and Molson Inc. and its subsidiaries are independent public accountants with respect to the Parent and its subsidiaries and Molson Inc. and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

          (u)   The Issuer, the Guarantors and their subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all real property and have good marketable title to, or have valid rights to lease or otherwise use, all personal property, in each case, which is material to the business of the Issuer and the Guarantors, in each case free and clear of all liens, encumbrances and defects except such as are described in the Final Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Issuer, the Guarantors and their subsidiaries except where failure to have such title would have a Material Adverse Effect, and any real property, sites and buildings held under lease by the Issuer, the Guarantors or their subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect, in each case except as described in the Final Memorandum.

          (v)   The Issuer, the Guarantors and their subsidiaries have complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          (w)  The Issuer and the Guarantors own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses with such exceptions as would not have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others.

          (x)   Neither the Issuer nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

          (y)   The Parent is a reporting issuer within the meaning of the Securities Act (Ontario) and the comparable provisions of applicable securities laws in each other province of Canada and is not in default under any requirement of Canadian Securities Laws.

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          (z)   There is no person, firm or corporation acting or purporting to act for the Issuer entitled to any commission or brokerage or finder's fee in connection with this Agreement or any of the transactions contemplated hereunder, except as provided in the section titled "Plan of Distribution" in the Final Memorandum.

          (aa) No prospectus is required, nor are any other documents required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under any Canadian Securities Laws to permit the offering, issue, sale and delivery of the Securities by the Issuer to the Initial Purchasers or in connection with the initial resale of such Securities by the Initial Purchasers or the Sub-Purchasers, as the case may be, each in accordance with this Agreement, other than, in respect of certain purchasers of Securities, filing a report of exempt distribution under NI 45-106 with, payment of applicable filing fees to, and filing of the Final Memorandum with (as applicable), the Canadian Securities Commission in each jurisdiction in which sales of the Securities are made.

          (bb) No registration, filing or recording of the Indenture under the laws of Canada or the laws of any province or territory thereof is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities or the Exchange Securities issued thereunder.

          (cc) The Issuer is eligible to file a short form prospectus under National Instrument 44-101—Short Form Prospectus Distributions ("NI 44-101") in connection with its obligations under the Exchange Offer Agreement, except for the requirement to have a "current AIF" as defined in NI 44-101, which requirement the Issuer will satisfy prior to filing the Preliminary Prospectus.

          (dd) In connection with the offering, sale and delivery of the Securities, none of the Issuer or the Guarantors has engaged in any advertisement of the Securities, including, without limitation, in printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display or any other form of advertising or as part of a general solicitation.

          (ee) None of the Issuer or any Guarantor has made, nor will the Issuer or any Guarantor make, any written or oral representations to any person: (i) that any person will resell or repurchase the Securities purchased by such person, (ii) that the Securities will be freely tradeable by the person, without any restrictions or hold periods, (iii) that any person will refund the purchase price of the Securities, or (iv) as to the future price or value of the Securities.

        2.     Agreements to Sell and Purchase. The Issuer hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Issuer the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 99.001% of the principal amount thereof (the "Purchase Price") plus accrued interest, if any, from September 22, 2005 to the Closing Date. The parties agree that, as consideration for the services of the Initial Purchasers and the Sub-Purchasers in connection with the sale of Securities, the difference between the price at which the Securities are being offered to the public, being 99.751% of the principal amount thereof, and the Purchase Price shall constitute payment of an underwriting fee from the Issuer to the Initial Purchasers (and for greater certainty no separate payment of an underwriting fee is required).

        The Issuer and the Guarantors understand that a portion of the Securities may be offered and sold in the Qualifying Provinces by the Sub-Purchasers pursuant to the Final Memorandum. The Sub-Purchasers, subject to the terms and conditions set forth herein, severally and not jointly, agree and covenant with the Issuer to use reasonable efforts to sell the Securities in the Qualifying Provinces. Securities sold by JPMorgan Canada will be purchased by JPMorgan Canada from J.P. Morgan Securities Inc., Securities sold by MS Canada will be purchased by MS Canada from Morgan Stanley & Co. Incorporated, and Securities sold by DB Canada will be purchased by DB Canada from Deutsche

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Bank Securities Inc., in each case, at the Closing Date at a price equal to the price set forth in Schedule I to this Agreement or such purchase price less an amount to be mutually agreed upon by the Sub-Purchaser and its Initial Purchaser affiliate, which amount shall not be greater than the fees per Security paid to the Initial Purchasers.

        The Issuer and each of the Guarantors hereby agree that, without the prior written consent of Representatives on behalf of the Initial Purchasers, they will not, during the period ending 60 days after the date of the Final Memorandum, offer, sell, contract to sell or otherwise dispose of any debt of the Issuer or the Guarantors, or warrants to purchase debt or securities convertible or exchangeable into debt, of the Issuer or the Guarantors substantially similar to the Securities, which for greater certainty does not include commercial paper (other than the sale of the Securities under this Agreement and under a concurrent sale of United States dollar denomination notes by the Issuer on or about the date hereof as contemplated by the Final Memorandum).

        The Issuer and each of the Guarantors acknowledge and agree that the Initial Purchasers and Sub-Purchasers are acting solely in the capacity of an arm's length contractual counterparty to the Issuer and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Issuer or any other person. Additionally, no Initial Purchaser or Sub-Purchaser is advising the Issuer, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Issuer and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers and Sub-Purchasers shall have no responsibility or liability to the Issuer or any Guarantor with respect thereto. Any review by the Initial Purchasers or Sub-Purchasers of the Issuer, any Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Initial Purchasers or Sub-Purchasers, as the case may be, and shall not be on behalf of the Issuer or any Guarantor.

        3.     Terms of Offering. You have advised the Issuer that the Initial Purchasers and Sub-Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in this Agreement and the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

        The parties acknowledge and agree that the sale and delivery of the Securities is conditional upon such sale being exempt from the prospectus filing requirements of any Canadian Securities Laws and further acknowledge and agree that the Issuer, Parent or the Initial Purchasers and Sub-Purchasers may be required to disclose to applicable securities regulatory authorities the identity of the beneficial purchasers of the Securities. The Initial Purchasers and Sub-Purchasers also acknowledge that the Securities will be subject to resale restrictions under applicable securities legislation and rules until the exchange for Exchange Securities occurs and hereby agree that the Initial Purchasers and Sub-Purchasers will comply with all relevant securities legislation and rules concerning any resale of the Securities and will consult with their own legal advisers with respect to complying with all applicable restrictions applying to any such resale.

        In the event that the holder of Securities who acquires an Exchange Security upon the exchange of the Securities, as provided for in the Exchange Offer Agreement, is or becomes entitled under applicable securities legislation to the remedy of rescission by reason of the Final Prospectus or any amendment thereto containing a misrepresentation, such holder shall, subject to available defences and any limitation period under applicable securities legislation, be entitled to rescission not only of the holder's exchange of its Securities but also of the private placement transaction pursuant to which the Securities were initially acquired, and shall be entitled in connection with such rescission to a full refund of all consideration paid on the acquisition of the Securities. In the event such holder is a

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permitted assignee or transferee of the interest of the original Securities purchaser, such permitted assignee or transferee shall be entitled to exercise the rights of rescission and refund granted hereunder as if such permitted assignee or transferee were such original purchaser. The provisions of this paragraph are being granted by the Issuer alone to the Initial Purchasers and Sub-Purchasers and, in the case of permitted assignees and transferees, to the Initial Purchasers or Sub-Purchasers, and received by the Initial Purchasers or Sub-Purchasers, in trust for their permitted assignees or transferees and permitted assignees and transferees of such assignees and transferees from time to time. The foregoing is in addition to any other right or remedy available to a holder of the Securities under section 130 of the Securities Act (Ontario) or equivalent provisions of securities laws of the jurisdiction in which an Initial Purchaser or Sub-Purchaser is resident or otherwise at law.

        4.     Payment and Delivery. Payment for the Securities shall be made to the Issuer in Federal or other immediately available funds to an account designated by the Issuer against delivery of such Securities in Toronto, Ontario for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on September 22, 2005, or at such other date and time as shall be mutually agreed upon by the Issuer, the Parent and you. The time and date of such payment are hereinafter referred to as the "Closing Date".

        Certificates for the Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor (plus an amount equal to the Expense Contribution (as hereinafter defined)).

        5.     Conditions to the Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:

          (a)   Subsequent to the execution and delivery of this Agreement and prior to (and including) the Closing Date:

            (i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Issuer or Guarantors' securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

            (ii)   there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Guarantors and their subsidiaries, taken as a whole, from that set forth in the Final Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Final Memorandum.

          (b)   The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Parent, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Issuer and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that each of the Issuer and the Guarantors has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

        The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

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          (c)   The Initial Purchasers shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, outside United States counsel for the Issuer and the Guarantors, dated the Closing Date substantially in the form of Exhibit A hereto.

          (d)   The Initial Purchasers shall have received on the Closing Date an opinion of Annita M. Menogan, Esq., Deputy General Counsel to the Parent, dated the Closing Date substantially in the form of Exhibit B hereto.

          (e)   The Initial Purchasers shall have received on the Closing Date an opinion of Stewart McKelvey Stirling Scales, Nova Scotia counsel for the Issuer, dated the Closing Date substantially in the form of Exhibit C hereto.

          (f)    The Initial Purchasers shall have received on the Closing Date an opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Issuer and the Guarantors, dated the Closing Date substantially in the form of Exhibit D hereto.

          (g)   The Initial Purchasers shall have received on the Closing Date an opinion of Davis Polk & Wardwell, United States counsel for the Initial Purchasers, dated the Closing Date, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request for them to pass upon such matters.

          (h)   The Initial Purchasers shall have received on the Closing Date and opinion of Davies Ward Phillips & Vineberg LLP, Canadian counsel to the Initial Purchasers, dated the Closing Date with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request for them to pass on such matters.

        The opinions of Kirkland & Ellis LLP, Annita M. Menogan, Esq., Stewart McKelvey Stirling Scales and Osler, Hoskin & Harcourt LLP described in Section 5(c) to 5(f) above shall be rendered to the Initial Purchasers at the request of the Parent and shall so state therein.

          (i)    The Initial Purchasers shall have received on each of the date hereof and the Closing Date letters, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers and PricewaterhouseCoopers LLP, from PricewaterhouseCoopers LLP, independent public accountants to the Parent and its subsidiaries and Molson Inc. and its subsidiaries, containing statements and information of the type ordinarily included in accountants' "comfort letters" to initial purchasers with respect to the financial statements, pro forma financial statements and certain financial information contained in, and incorporated by reference into, the Final Memorandum; provided, however, that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (j)    The Issuer, the Guarantors, the Initial Purchasers and Sub-Purchasers shall have entered into an Exchange Offer Agreement, dated the Closing Date, substantially in the form of Exhibit E hereto.

          (k)   No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state, provincial or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any United States federal or state or Canadian federal or provincial court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

          (l)    The Initial Purchasers shall have received such other documents and certificates as are reasonably requested by you or your counsel.

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        6.     Covenants of the Issuer and the Guarantors. In further consideration of the agreements of the Initial Purchasers and Sub-Purchasers contained in this Agreement, each of the Issuer and the Guarantors covenants with each Initial Purchaser and Sub-Purchaser as follows:

          (a)   To furnish to you in Toronto, without charge, prior to 10:00 a.m. Toronto time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c), as many copies of the Final Memorandum as you may reasonably request.

          (b)   Before amending or supplementing either Memorandum at any time prior to the 60th day following the Closing Date, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

          (c)   If, during the period referred to in Section 6(b) above, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers and Sub-Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.

          (d)   To make generally available to the Issuer's and the Guarantors' security holders and to you as soon as practicable an earnings statement of the Parent and its subsidiaries that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the United States Securities and Exchange Commission thereunder.

          (e)   Not to, nor to permit any Affiliate controlled by them to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

          (f)    Not to, nor to permit any Affiliate controlled by them to, solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (g)   While any of the Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of the Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Issuer is then subject to Section 13 or 15(d) of the Exchange Act.

          (h)   Not to, nor to permit their Affiliates controlled by them nor any person acting on their behalf (other than the Initial Purchasers and Sub-Purchasers) to, engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Issuer, the Guarantors and their Affiliates and each person acting on their behalf (other than the Initial Purchasers and Sub-Purchasers) will comply with the offering restrictions requirement of Regulation S.

          (i)    During the period of two years after the Closing Date, not to, and not to permit any of their Affiliates to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

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          (j)    The Issuer and the Parent will apply the net proceeds from the sale of the Securities as described in the Final Memorandum under the heading "Use of Proceeds".

        7.     Offering of Securities; Restrictions on Transfer.

          (a)   Each Initial Purchaser and Sub-Purchaser, severally and not jointly (except that the obligations of an Initial Purchaser under this Section 7(a) will be joint and several with its Canadian affiliate Sub-Purchaser, if any), agrees with the Issuer that it has not offered or sold and will not offer or sell the Securities except in accordance with Rule 903(c)(1) of Regulation S under the Securities Act and, accordingly, that: (i) it has not and will not engage in any "directed selling efforts" (as defined in Regulation S) with respect to the Securities, (ii) it has not and will not offer or sell the Securities except in "offshore transactions" (as defined in Regulation S), and (iii) it has not and will not offer or sell the Securities except in Canada to Canadian residents in accordance with the local laws and customary practices and documentation of Canada.

          (b)   Each Initial Purchaser and Sub-Purchaser, severally and not jointly (except that the obligations of an Initial Purchaser under this Section 7(b) will be joint and several with its Canadian affiliate Sub-Purchaser, if any), represents and warrants to, and agrees with, the Issuer and the Guarantors that:

            (i)    such Initial Purchaser or Sub-Purchaser understands that no action has been or will be taken in any jurisdiction by the Issuer or the Parent that would permit a public offering of the Securities, or possession or distribution of either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

            (ii)   such Initial Purchaser or Sub-Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes either Memorandum or any such other material, in all cases at its own expense;

            (iii)  the Securities have not (A) been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, or (B) been qualified by a prospectus under Canadian Securities Laws and may not be offered or sold to persons in Canada except in accordance with, or pursuant to an exemption from, the prospectus requirements of Canadian Securities Laws;

            (iv)  such Initial Purchaser or Sub-Purchaser has complied and will comply with Canadian Securities Laws in offering for sale and selling the Securities in the Qualifying Provinces and have offered and will offer for sale and sell only in the Qualifying Provinces to persons who are "accredited investors" as defined under NI 45-106 under the prospectus exemption referred to in Section 2.3 of NI 45-106 and have offered and shall offer for sale and sell the Securities only to such persons and in such manner (i) that, pursuant to Canadian Securities Laws, no prospectus or offering memorandum (as defined under the Canadian Securities Laws) or similar disclosure document need be delivered or filed (other than the filing of the Final Memorandum in connection with reports of exempt trades required in connection with any sales of the Securities into a Qualifying Province under NI 45-106), and (ii) as is in compliance with or exempt from the dealer registration requirements of applicable Canadian Securities Laws;

            (v)   such Initial Purchaser or Sub-Purchaser has not and will not, in the course of the offering, offer the Securities through advertisement including, without limitation, in printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display or any other form of advertising or as part of a general

11

    solicitation, or make available to prospective purchasers any document or written material other than a Memorandum;

            (vi)  if a Memorandum is amended, such Initial Purchaser or Sub-Purchaser will promptly, after receipt of a sufficient number of copies of such amendment from the Issuer, send a copy of such amendment to all persons who have previously received the Memorandum from it and will include such amendment in all further deliveries of the Preliminary Memorandum or Final Memorandum, as the case may be;

            (vii) such Initial Purchaser or Sub-Purchaser has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities, except with another Initial Purchaser or Sub-Purchaser or any of their respective affiliates or with the prior written consent of the Issuer;

            (viii)   such Initial Purchaser or Sub-Purchaser has not made, nor will such Initial Purchaser or Sub-Purchaser make, any written or oral representations to any person: (i) that any person will resell or repurchase the Securities purchased by such person, (ii) that the Securities will be freely tradeable by the person, without any restrictions or hold periods, (iii) that any person will refund the purchase price of the Securities, or (iv) as to the future price or value of the Securities;

            (ix)  each Initial Purchaser and Sub-Purchaser will use its reasonable best efforts to furnish to the Issuer within 8 days after any sale of Securities by such Initial Purchaser or Sub-Purchaser, a list setting out the information required by the Issuer to file applicable private placement notices and pay applicable fees (which information shall indicate which purchasers are a "Canadian financial institution" or a "Schedule III bank" as defined in NI 45-106);

            (x)   each Initial Purchaser and Sub-Purchaser shall provide to the Issuer two copies of the applicable United States Internal Revenue Service Form W-8 on or before payment hereunder; and

            (xi)  such Initial Purchaser or Sub-Purchaser agrees that, at or prior to confirmation of sales of the Securities, such Initial Purchaser or Sub-Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

    "The Securities covered hereby (a) have not been qualified by a prospectus under Canadian securities laws and unless permitted by Canadian securities legislation, the holder of this security must not trade the security in or to a person in Canada before the date that is 4 months and a day after the later of (i) the date of the original distribution of the security, and (ii) the date the issuer became a reporting issuer in any province or territory of Canada, and (b) have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons.

        8.     Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each of the Issuer and the Guarantors agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel and accountants to the Issuer and the Guarantors in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of each Memorandum and all amendments and supplements thereto, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Initial Purchasers and Sub-Purchasers, in the quantities herein above specified, (ii) all costs and expenses

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related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) any fees charged by rating agencies for the rating of the Securities, (iv) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (v) all filing fees in connection with reports of exempt trades filed with Canadian Securities Commissions and (vi) all other costs and expenses incident to the performance of the obligations of the Issuer and the Guarantors hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution", and the last paragraph of Section 11 below, the Initial Purchasers and Sub-Purchasers will pay all costs of the preparation, issuance and delivery of the Securities and expenses, including fees and disbursements of their counsel. Each of the Issuer and the Guarantors agrees to pay the costs and expenses of the Issuer and the Guarantors relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior written approval of the Parent, travel and lodging expenses of the representatives and officers of the Parent and any such consultants, and the proportionate share of the cost of any aircraft chartered in connection with the road show. The Initial Purchasers, in proportion to their respective percentage of principal amount of Securities purchased as set out in Schedule I, hereby agree to contribute to the Issuer (paid in the manner set out in Section 4) an amount towards the Issuer's costs in respect of the offering as set forth in Schedule III (the "Expense Contribution"). The Issuer agrees that the Initial Purchasers and Sub-Purchasers do not assume any liability of the Issuer for such costs, the liability of the Initial Purchasers and Sub-Purchasers being restricted to the Initial Purchasers making the Expense Contribution to the Issuer.

        9.     Indemnity and Contribution.

          (a)   The Issuer and the Guarantors agree to indemnify and hold harmless each Initial Purchaser and Sub-Purchaser, its affiliates, directors and officers and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Issuer or the Parent shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser or Sub-Purchaser and its expected actions in connection with the offering contemplated by the Memorandum that is furnished to the Issuer or Parent in writing by such Initial Purchaser or Sub-Purchaser through you expressly for use therein; provided, that with respect to any such untrue statement in or omission from the Preliminary Memorandum, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Initial Purchaser or Sub-Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser or Sub-Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (i) a copy of the Final Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Memorandum was corrected in the Final Memorandum unless, in either case, such failure to deliver the Final Memorandum was a result of non-compliance by the Issuer or the Guarantors with the provisions of Section 6(a) hereof.

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          (b)   Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuer and the Guarantors, their affiliates or directors and officers of the Parent and each person, if any, who controls the Issuer and the Guarantors within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended or supplemented if the Issuer or the Parent shall have furnished any amendments or supplements thereto in accordance with the provisions of Section 6(b)), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Initial Purchaser (or such Initial Purchaser's Canadian affiliate Sub-Purchaser) and its expected actions (or those of its Canadian affiliate Sub-Purchaser) in connection with the offering contemplated by the Memorandum that is furnished to the Issuer or Parent in writing by such Initial Purchaser or Sub-Purchaser through you expressly for use in either Memorandum or any amendments or supplements thereto.

          (c)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain one counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 9(a), and by the Issuer and the Guarantors, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement (unless such requested reimbursement is disputed in good faith). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified

14

  party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d)   To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and Guarantors on the one hand and the Initial Purchasers or Sub-Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Issuer and Guarantors and the total discounts and commissions received by the Initial Purchasers or Sub-Purchasers in respect thereof, bear to the aggregate offering price of the Securities. The relative fault of the Issuer and Guarantors on the one hand and of the Initial Purchasers or Sub-Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and Guarantors or by the Initial Purchasers or Sub-Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' and Sub-Purchasers' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

          (e)   The Issuer, the Guarantors and the Initial Purchasers and Sub-Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers and Sub-Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Initial Purchaser or Sub-Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser or Sub-Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)    The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Issuer and the Guarantors contained in this

15

  Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or Sub-Purchaser or any person controlling any Initial Purchaser or Sub-Purchaser or by or on behalf of the Issuer and the Guarantors, its officers or directors or any person controlling the Issuer and the Guarantors and (iii) acceptance of and payment for any of the Securities.

        10.   Termination. This Agreement shall be subject to termination by notice given by you to the Issuer and the Guarantors, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Toronto Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Issuer or Guarantors shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) a material disruption in the securities settlement, payment or clearance services in the United States shall have occurred or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such events singly or together with any other such event, makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Final Memorandum.

        11.   Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        If on the Closing Date, any one of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such nondefaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If on the Closing Date, any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Issuer for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any nondefaulting Initial Purchaser or of the Issuer and the Guarantors. In any such case either you or the Issuer shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

        If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Issuer and the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer and the Guarantors shall be unable to perform its obligations under this Agreement, the Issuer and the Guarantors will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to

16

themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

        12.   Notices. All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by facsimile transmission to: if sent to the Initial Purchasers or Sub-Purchasers to each of: BMO Nesbitt Burns Inc., 1 First Canadian Place, 3rd Floor, Toronto, Ontario Canada M5X 1M3, Attention: Colleen Campbell, facsimile number (416) 359-1636, and TD Securities Inc., Ernst & Young Tower, 222 Bay Street, 7th Floor, Toronto, Ontario, Canada M5K 1A2, Attention: William Perdue, facsimile number (416) 308-3715 and if sent to the Issuer or Parent, to Molson Coors Brewing Company, 1225 17th Street, Suite 1875, Denver, Colorado 80202, Attention: Samuel D. Walker, Chief Legal Officer, facsimile number (303) 277-7373.

        13.   Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        14.   Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        15.   Judgment Currency. The Issuer hereby covenants and agrees that the following provisions shall apply to conversion of currency under this Agreement.

          (a)   If, for the purposes of obtaining judgment in, or enforcing the judgment of, any court, it becomes necessary to convert a sum due hereunder into any currency other than Canadian dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures BMO Nesbitt Burns Inc. could purchase Canadian dollars with the judgment currency in the city of Toronto on the business day preceding that on which final judgment is given. The obligations of the Issuer in respect of any sum due from it to any Initial Purchaser or Sub-Purchaser shall, notwithstanding any judgment in a currency other than Canadian dollars, not be discharged until the first business day following receipt by such Initial Purchaser or Sub-Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser or Sub-Purchaser may in accordance with normal banking procedures purchase Canadian dollars with such other currency.

          (b)   The Issuer and each Guarantor hereby agrees to indemnify the Initial Purchasers and Sub-Purchasers and each other indemnified party related to any Initial Purchaser against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Agreement being expressed and paid in the judgment currency and as a result of any variation as between (i) the rate of exchange at which the Canadian dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the spot rate of exchange in the city of Toronto at which the Issuer or such Guarantor on the date of payment of judgment or order is able to purchase Canadian dollars with the amount of the judgment currency actually paid by the Issuer or such Guarantor. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Canadian dollars.

        16.   Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MOLSON COORS CAPITAL FINANCE ULC
by	/s/ ANNITA M. MENOGAN Name: Annita M. Menogan Title: Secretary
MOLSON COORS BREWING COMPANY
by	/s/ ANNITA M. MENOGAN Name: Annita M. Menogan Title: Vice President
COORS BREWING COMPANY
by	/s/ ANNITA M. MENOGAN Name: Annita M. Menogan Title: Secretary
COORS DISTRIBUTING COMPANY
by	/s/ ANNITA M. MENOGAN Name: Annita M. Menogan Title: Secretary
COORS INTERNATIONAL MARKET DEVELOPMENT, L.L.L.P.
by	COORS GLOBAL PROPERTIES, INC. Title: General Partner
by	/s/ PATTI L. ZENK Name: Patti L. Zenk Title: President
COORS GLOBAL PROPERTIES, INC.
by	/s/ PATTI L. ZENK Name: Patti L. Zenk Title: President

COORS WORLDWIDE, INC.
by	/s/ ANNITA M. MENOGAN Name: Annita M. Menogan Title: Secretary
COORS INTERCONTINENTAL, INC.
by	/s/ ANNITA M. MENOGAN Name: Annita M. Menogan Title: Secretary
COORS BREWING COMPANY INTERNATIONAL INC.
by	/s/ ANNITA M. MENOGAN Name: Annita M. Menogan Title: Secretary
Accepted as of the date hereof by:
BMO NESBITT BURNS INC.
by	/s/ COLLEEN CAMPBELL Name: Colleen Campbell Title: Executive Managing Director
TD SECURITIES INC.
by	/s/ ANDREW DURNFORD Name: Andrew Durnford Title: Managing Director
J. P. MORGAN SECURITIES INC.
by	/s/ ROBERT BOTTAMEDI Name: Robert Bottamedi Title: Vice President

MORGAN STANLEY & CO. INCORPORATED
by	/s/ MICHAEL FUSCO Name: Michael Fusco Title: Executive Director
DEUTSCHE BANK SECURITIES INC.
by	/s/ BEN SMILCHENSKY Name: Ben Smilchensky Title: Managing Director
by	/s/ JARED BIRNBAUM Name: Jared Birnbaum Title: Vice President
J. P. MORGAN SECURITIES CANADA INC., as Sub-Purchaser
by	/s/ KENNETH R. KNOWLES Name: Kenneth R. Knowles Title: Managing Director
MORGAN STANLEY CANADA LIMITED, as Sub-Purchaser
by	/s/ CHRIS GRATIAS Name: Chris Gratias Title: Executive Director
DEUTSCHE BANK SECURITIES LIMITED, as Sub-Purchaser
by	/s/ PAUL M. JURIST Name: Paul M. Jurist Title: President and CEO
by	/s/ DANIEL W. SOOLEY Name: Daniel W. Sooley Title: Chief Legal Officer

Schedule I

Initial Purchaser	Principal Amount of Securities to be Purchased
BMO Nesbitt Burns Inc.	C$	175,500,000
TD Securities Inc.	C$	112,500,000
J.P. Morgan Securities Inc	C$	288,000,000
Morgan Stanley & Co. Incorporated	C$	243,000,000
Deutsche Bank Securities Inc	C$	81,000,000

Total	C$	900,000,000

Schedule II

Guarantors

Molson Coors Brewing Company (Parent)

Coors Brewing Company

Coors Distributing Company

Coors International Market Development, L.L.L.P.

Coors Worldwide, Inc.

Coors Global Properties, Inc.

Coors Intercontinental, Inc.

Coors Brewing Company International, Inc.

EXHIBIT A
TO
PURCHASE AGREEMENT

FORM OF OPINION OF
KIRKLAND & ELLIS LLP

        Subject to the assumptions, qualifications and limitations which are identified in this letter, we are of the opinion:

        1.     The Securities and the Guarantees conform in all material respects to the description thereof contained in the Final Memorandum. Assuming due authorization, execution and delivery (except to the extent that delivery is governed by the laws of the State of New York) of the Indenture, the Securities and the Guarantees by all parties thereto, when the Securities are issued by the Issuer, duly executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, (i) the Securities and the Guarantees will constitute valid and binding obligations of the Issuer and the Guarantors, respectively, and will be enforceable against the Issuer and the Guarantors, respectively, in accordance with their terms and (ii) the Securities will constitute "Securities" under the terms of the Indenture.

        2.     The Parent has duly authorized, executed and delivered the Transaction Documents (as defined below).

        3.     To the extent delivery of the Purchase Agreement, the Exchange Offer Agreement, the Indenture and the Securities by the Issuer in the State of New York is governed by the laws of the State of New York ("New York law"), the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities have been delivered by the Issuer.

        4.     Assuming due authorization, execution and delivery (except to the extent that delivery is governed by the laws of the State of New York) of the Indenture, the Exchange Securities and the Exchange Guarantees by all parties thereto (other than the Parent), when the Exchange Securities are issued by the Issuer, duly executed and authenticated by the Trustee in accordance with the provisions of the Indenture and the Exchange Securities and the Exchange Guarantees are delivered in accordance with the terms of the Exchange Offer Agreement and the Indenture, (i) the Exchange Securities and the Exchange Guarantees will constitute valid and binding obligations of the Issuer and the Guarantors, respectively, and will be enforceable against the Issuer and the Guarantors, respectively, in accordance with their terms and (ii) the Exchange Securities will constitute "Securities" under the terms of the Indenture.

        5.     Assuming due authorization, execution and delivery (except to the extent that delivery is governed by the laws of the State of New York) by all parties thereto (other than the Parent), the Indenture and the Exchange Offer Agreement constitute valid and binding obligations of the Issuer and the Guarantors and are enforceable in accordance with their terms (provided that we give no opinion on any limitation on the enforceability of the Exchange Offer Agreement arising from the indemnification and contribution provisions contained therein).

        6.     The information in the Memorandum under the headings "Description of the Notes", "Enforcement of Legal Rights" and "Material United States Federal Tax Consequences" to the extent that they summarize laws, governmental rules or regulations or documents is correct in all material respects.

        7.     Each of the Securities, Guarantees, Purchase Agreement, Indenture and Exchange Offer Agreement (the "Transaction Documents") conform in all material respects to the description thereof in the Memorandum.

        8.     Neither the Issuer nor any of the Guarantors is an "investment company" as defined in the Investment Company Act of 1940.

        9.     Assuming the accuracy of the representations, warranties and agreements of the Issuer and the Guarantors and of the Initial Purchasers contained in the Purchase Agreement, it is not necessary in connection with (1) the offer, sale and delivery of the Securities to the several Initial Purchasers pursuant to the Purchase Agreement or (ii) the resales of the Securities by the several Initial Purchasers in the manner contemplated by in the Final Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939.

        10.   The execution and delivery of the Purchase Agreement, the Exchange Offer Agreement and the Indenture by the Issuer and the Guarantors and the Issuer's sale of the Securities to you in accordance with the Purchase Agreement do not and the issuance of the Exchange Securities in the manner contemplated by the Exchange Offer Agreement and the Indenture and performance by the Issuer and the Guarantors of their respective covenants in the Purchase Agreement, the Exchange Offer Agreement, the Indenture, the Securities and the Guarantees will not (i) constitute a violation by the Issuer or any Guarantor of any applicable provision of any law, statute or regulation (except that we express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in the Purchase Agreement or Exchange Offer Agreement would be permitted) or (ii) breach, or result in a default under, any existing obligation of the Issuer or any Guarantor under any of the agreements flied as exhibits to the 10-K or the 8-K (provided that we express no opinion as to compliance with any financial test or cross-default provision in any such agreement).

        11.   To our knowledge, the Issuer and the Guarantors are not required to obtain any consent, approval, authorization or order of any governmental agency for the sale of the Securities and Guarantees being issued and sold by them under the Purchase Agreement and the Indenture, except for any such consent, approval authorization or order which may be required under the so-called "Blue Sky" or securities laws of any state (as to which we express no opinion or advice) and as required in connection with obligations under securities laws governing their obligations under the Exchange Offer Agreement.

        12.   The Parent is in good standing under Delaware General Corporation Law.

2

EXHIBIT B
TO
PURCHASE AGREEMENT

FORM OF OPINION OF
IN-HOUSE COUNSEL
OF PARENT

        Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter, I advise you, and with respect to each legal issue addressed in this letter, it is my opinion, that:

        1.     The Parent is a corporation validly existing and in good standing under the laws of the State of Delaware and to the best of our knowledge, each of the Issuer and Parent is qualified to do business and is in good standing in each jurisdiction in which the conduct of its business, or its ownership or leasing of Principal Properties, requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

        2.     Each of the Subsidiary Guarantors has the corporate power and authority to own and lease its properties and to conduct its business as described in the Final Memorandum.

        3.     The Subsidiary Guarantors have full right, power and authority to execute and deliver each of the Securities, Guarantees, Purchase Agreement, Indenture and Exchange Offer Agreement (the "Transaction Documents") and to perform their respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

        4.     Each of the Subsidiary Guarantors is a corporation validly existing and in good standing under the laws of the State of Colorado. Each Subsidiary Guarantor is organized, validly existing and in good standing (to the extent that such concept is applicable) under the laws of the jurisdiction of its organization. Each Subsidiary Guarantor is qualified to do business and is in good standing (to the extent that such concept is applicable) in each jurisdiction in which the conduct of its business, or its ownership or leasing of Principal Properties, requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

        5.     All of the issued shares of capital stock of each Subsidiary Guarantor which is a corporation, and all of the partnership interests of each Subsidiary Guarantor which is a limited liability limited partnership, have been validly authorized and issued. All of the issued shares of capital stock of each Subsidiary Guarantor which is a corporation are fully paid and nonassessable and are owned, directly or indirectly, by Parent free of any adverse claim. The term "adverse claim" as used in this opinion has the meaning given such term in Article 8 of the Uniform Commercial Code and does not include (i) any claim which arises through you or any person claiming through you and (ii) any adverse interest which would not be extinguished upon the purchase of the shares by a person who qualifies as a "bona fide purchaser" or "protected purchaser" under §8-303 of the Uniform Commercial Code. I advise you that I have no actual knowledge of the existence of any interest of the kind specified in clause (ii) of the preceding sentence.

        6.     Assuming due authorization, execution and delivery, to the extent delivery is governed by the laws of Nova Scotia and the federal laws of Canada applicable therein, ("Nova Scotia law") by the Issuer of the Purchase Agreement, the Purchase Agreement has been duly authorized, executed and delivered by each of the Subsidiary Guarantors.

        7.     Assuming due authorization, execution and delivery, to the extent delivery is governed by Nova Scotia law, by the Issuer of each of the Indenture and the Exchange Offer Agreement, each of the Indenture and the Exchange Offer Agreement has been duly authorized, executed and delivered by each of the Subsidiary Guarantors.

        8.     The Guarantees have been duly authorized, executed and delivered by Parent and each Subsidiary Guarantor.

        9.     The Exchange Guarantees have been duly authorized by the Guarantors.

        10.   The execution and delivery by each of the Issuer, Parent and each of the Subsidiary Guarantors of the Indenture, the Purchase Agreement, the Exchange Offer Agreement, the Securities and the Guarantees, and the performance by each of the Issuer, Parent and each of the Subsidiary Guarantors, respectively, of its obligations under the Indenture, the Purchase Agreement, the Exchange Offer Agreement, the Securities and the Guarantees will not (i) in the case of the Subsidiary Guarantors, violate the Certificate of Incorporation or Bylaws or (ii), constitute a violation by the Parent or Subsidiary Guarantor of any applicable provision of any law, statute or regulation or (iii) breach, or result in a default under, any of the existing obligations under any agreements or other instrument binding upon the Issuer, the Guarantors or any of their subsidiaries that is material to the Issuer the Guarantors or any of their subsidiaries, taken as a whole, or to my knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Issuer, the Guarantors or any subsidiary and specifically naming the Issuer, the Guarantors or such subsidiary; provided I give no opinion on any limitation or the enforceability if the Exchange Offer Agreement arising from the indemnification and contribution provisions contained therein.

        11.   No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required under the Federal laws of the United States for the performance by the Issuer and the Guarantors of their obligations under this Agreement, the Indenture, the Exchange Offer Agreement, or the Securities, except as have been obtained or made and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Issuer's and the Guarantors' obligations under the Exchange Offer Agreement.

        12.   To the best of my knowledge, (A) there are not any pending or threatened governmental proceedings before any court or governmental agency or authority or any arbitrator to which the Issuer, the Guarantors or any of their subsidiaries is a party or to which any of the properties of the Issuer, the Guarantors or any of their subsidiaries is subject of a character required to be disclosed in the Memorandum which is not adequately disclosed as required, and (B) there is no statute, regulation, contract, indenture, mortgage, loan agreement, note, lease or other document of a character required to be described in the prospectus and registration statement required to be filed pursuant to the Exchange Offer Agreement which is not described in the Memorandum as would be so required.

2

EXHIBIT C
TO
PURCHASE AGREEMENT

FORM OF OPINION OF
STEWART MCKELVEY STIRLING SCALES
NOVA SCOTIA COUNSEL TO ISSUER

        Subject to the assumptions, qualifications and limitations which are identified in this letter, we are of the opinion that:

        1.     The Issuer is an unlimited company duly incorporated and validly existing under the laws of the Province of Nova Scotia and is in good standing as to the filing of annual returns and payment of annual fees in the Province of Nova Scotia.

        2.     The Issuer has the corporate power and capacity to own and lease its properties and to conduct its business, in each case, as described in the Final Memorandum.

        3.     The Issuer has full corporate power and capacity to execute and deliver each of the Purchase Agreement, the Indenture, the Exchange Offer Agreement and the Securities (the "Transaction Documents"), and to perform its obligations thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby, has been duly and validly taken.

        4.     All of the issued shares of capital stock of the Issuer have been validly authorized and issued.

        5.     The Purchase Agreement has been duly authorized, executed and, to the extent delivery is governed by the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein ("Nova Scotia law"), delivered by the Issuer.

        6.     The Exchange Offer Agreement has been duly authorized, executed and, to the extent delivery is governed by Nova Scotia law, delivered by the Issuer.

        7.     The Indenture has been duly authorized, executed and, to the extent delivery is governed by Nova Scotia law, delivered by the Issuer.

        8.     The Securities have been duly authorized, executed and, to the extent delivery is governed by Nova Scotia law, delivered by the Issuer.

        9.     The Exchange Securities have been duly authorized by the Issuer.

        10.   The execution and delivery by the Issuer of the Transaction Documents, and the performance by the Issuer of its obligations thereunder will not (i) violate its memorandum of association or articles of association (being the constating documents of the Issuer) or (ii) constitute a violation by it of any applicable provision of Nova Scotia law.

        11.   No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required under Nova Scotia law for the performance by the Issuer obligations under the Transaction Documents provided that any distribution of Securities or Exchange Securities is made in accordance with the securities laws of the Province of Nova Scotia.

EXHIBIT D
TO
PURCHASE AGREEMENT

FORM OF OPINION OF
OSLER, HOSKIN & HARCOURT LLP
CANADIAN COUNSEL TO ISSUER

        Subject to the assumptions, qualifications and limitations which are identified in this letter, we are of the opinion that:

        1.     The statements contained in the Memorandum under the caption "Certain Income Tax Considerations—Certain Material Canadian Federal Tax Considerations", insofar as such statements constitute a summary of the laws referred to therein, are accurate and fairly summarize in all material respects the laws referred to therein.

        2.     No registration, filing or recording of the Indenture under the federal laws of Canada or the laws of the Qualifying Jurisdictions applicable therein ("Canadian law") is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities or the Exchange Securities issued thereunder.

        3.     The Business Corporations Act (Ontario) (the "OBCA") and the Business Corporations Act (British Columbia) (the "BCBCA") and [other similar legislation in the other Qualifying Provinces] (the "Other Corporate Statutes") do not apply to the Indenture or the issuance, certification and delivery of the Securities as contemplated under the Purchase Agreement to the extent of any provisions in such acts governing trust indentures and the issuance, certification and delivery of debt securities. Upon the filing of the Prospectus and the furnishing to the trustees under the Indenture of evidence of compliance with the conditions in the Indenture relating to the issue, certification and delivery of the Exchange Securities, the Indenture and the issuance, certification and delivery of the Exchange Securities will comply with the provisions of the OBCA and BCBCA governing trust indentures and the issuance, certification and delivery of debt securities. The Other Corporate Statutes do not apply to the issuance, certification and delivery of the Exchange Securities to the extent of any provisions in such acts governing trust indentures and the issuance, certification and delivery of debt securities.

        4.     The offering, issue, sale and delivery of the Securities by the Issuer in accordance with the Purchase Agreement are exempt from the prospectus requirements of Canadian Securities Laws and no prospectus is required nor are other documents required to be filed, proceedings taken or approvals, permits, consents or authorizations of regulatory authorities obtained under Canadian Securities Laws to permit the offering, issue, sale and delivery of the Securities by the Initial Purchasers to purchasers in the Qualifying Provinces; however the Issuer will be required to file with the applicable Canadian Securities Commissions with respect to certain purchasers of Securities in those Qualifying Provinces a report of exempt distribution on Form 45-106F1 contemplated in National Instrument 45-106—Prospectus and Registration Exemptions, together in each case with the payment of applicable fees and the filing of the Final Memorandum where required by the Canadian Securities Laws in the relevant Qualifying Provinces.

        5.     No goods and services tax imposed under the federal laws of Canada will be collectible by any Initial Purchaser in respect of the payment or crediting of any commission or fee as contemplated by the Purchase Agreement to any Initial Purchaser.

        6.     No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada in connection with the creation, issuance, sale or delivery to the Initial Purchasers of the Securities or the authorization, execution, delivery and performance of the Purchase Agreement, the Indenture or the resale of Securities by an Initial Purchaser.

EXHIBIT E
TO
PURCHASE AGREEMENT

FORM OF EXCHANGE OFFER AGREEMENT

EXCHANGE OFFER AGREEMENT

Dated September     •    , 2005

among

MOLSON COORS CAPITAL FINANCE ULC
(Fully and Unconditionally Guaranteed by Molson Coors Brewing Company and
certain
subsidiaries of Molson Coors Brewing Company)

and

BMO NESBITT BURNS INC.,
TD SECURITIES INC.,
J.P. MORGAN SECURITIES INC.,
MORGAN STANLEY & CO. INCORPORATED,
DEUTSCHE BANK SECURITIES INC.,
DEUTSCHE BANK SECURITIES LIMITED,
J.P. MORGAN SECURITIES CANADA INC., and
MORGAN STANLEY CANADA LIMITED

EXCHANGE OFFER AGREEMENT

        This Exchange Offer Agreement (the "Agreement") is made and entered into September     •    , 2005, among Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company (the "Issuer"), Molson Coors Brewing Company, a Delaware corporation (the "Parent"), the Subsidiary Guarantors named in the Purchase Agreement (together with the Parent, the "Guarantors"), and BMO Nesbitt Burns Inc., TD Securities Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. (the "Initial Purchasers") and J.P. Morgan Securities Canada Inc., Morgan Stanley Canada Limited and Deutsche Bank Securities Limited (the "Sub-Purchasers"). BMO Nesbitt Burns Inc. and TD Securities Inc. are hereinafter referred to as the "Representatives".

        This Agreement is made pursuant to the Canadian Purchase Agreement dated September 15, 2005 among the Issuer, the Guarantors, the Initial Purchasers and the Sub-Purchasers (the "Purchase Agreement"), which provides for the sale by the Issuer to the Initial Purchasers of an aggregate of C$900,000,000 principal amount of the 5.00% Senior Notes due 2015 (the "Securities") to be issued by the Issuer which will be guaranteed on a senior unsecured basis by each of the Guarantors. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

        In consideration of the foregoing, the parties hereto agree as follows:

        1.     Definitions.

        As used in this Agreement, the following capitalized defined terms shall have the following meanings:

        "1933 Act" shall mean the United States Securities Act of 1933, as amended from time to time.

        "1934 Act" shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

        "Additional Interest" shall have the meaning assigned to it in Section 2(d).

        "Business Day" shall mean any day other than a Saturday or Sunday or a day on which banking institutions in the city of New York, New York or Montreal, Quebec are authorized or required by law or executive order to remain closed.

        "Canadian Prospectuses" shall mean collectively or either of, as applicable, the Prospectus and the Preliminary Prospectus.

        "Canadian Securities Commissions" shall mean each of the securities commissions or other appropriate regulatory authority in each of the Qualifying Provinces.

        "Canadian Securities Laws" shall mean the securities laws, rules and regulations of, and the written policies, blanket rulings, orders and notices implemented by the securities commission or other appropriate regulatory authority in, each Qualifying Province, as may be in force from time to time, as the same may be modified by any discretionary relief therefrom granted by the Canadian Securities Commissions.

        "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

        "Exchange Offer" shall mean the exchange offer by the Issuer and the Parent of Exchange Securities for Qualification Securities pursuant to Section 2(a) hereof.

        "Exchange Securities" shall mean securities issued by the Issuer and guaranteed by the Guarantors under the Indenture containing terms identical to, and representing the same continuing indebtedness as, the Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest has been paid, from September 22, 2005, and (ii) the Exchange Securities will not contain Canadian restrictions on transfer, bear a Canadian restrictive legend or be subject to payments in respect of Additional Interest) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

        "Final MRRS Decision Document" shall mean the decision document issued in accordance with the Mutual Reliance Review System evidencing that receipts for the Prospectus have been issued for each of the Qualifying Provinces.

        "Final Receipt Deadline" shall have the meaning set forth in Section 2(a) hereof.

        "Guarantors" shall have the meaning set forth in the preamble and shall also include any Guarantor's successors.

        "Holders" shall mean the Initial Purchasers and Sub-Purchasers, for so long as they own any Qualification Securities, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Qualification Securities under the Indenture.

        "Indenture" shall mean the Indenture relating to the Securities dated as of the Closing Date, among the Issuer, the Guarantors and The Canada Trust Company and TD Banknorth, National Association, as co-trustees, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

        "Initial Purchasers" shall have the meaning set forth in the preamble to this Agreement.

        "Issuer" shall have the meaning set forth in the preamble and shall also include the Issuer's successors.

        "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of outstanding Qualification Securities; provided that whenever the consent or approval of Holders of a specified percentage of Qualification Securities is required hereunder, Qualification Securities held by the Issuer, the Parent or any of their "affiliates" (as such term is defined in Rule 144 under the 1933 Act) (other than the Initial Purchasers, it being understood and agreed that none of the Initial Purchasers nor any of their respective subsidiaries, parents or affiliates shall be deemed affiliates of the Issuer or the Parent for purposes of this definition, and other than subsequent holders of Qualification Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Qualification Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Issuer and the Guarantors shall issue any additional Securities under the Indenture prior to the consummation of the Exchange Offer, such additional Securities and the Qualification Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Qualification Securities has been obtained. In cases where this Agreement shall permit or require any action or determination to be made by, for example, a majority in principal amount of Qualification Securities being sold or included in an offering or affected by an amendment, the procedures specified in the proviso to the foregoing sentence shall be applied.

        "Mutual Reliance Review System" shall mean the mutual reliance review system provided for under National Policy 43-201—Mutual Reliance Review System for Prospectuses and Annual Information Forms of the Canadian Securities Administrators.

        "NSSC" shall mean the Nova Scotia Securities Commission, or such equivalent securities regulatory body of another province selected by the Issuer.

        "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization or other entity, or a government or agency or political subdivision thereof.

        "Preliminary MRRS Decision Document" shall mean the decision documents issued in accordance with the Mutual Reliance Review System evidencing that receipts for the Preliminary Prospectus have been issued for each of the Qualifying Provinces.

        "Preliminary Prospectus" shall mean the preliminary prospectus (including the documents incorporated by reference therein) prepared and filed with each of the Canadian Securities Commissions in connection with the distribution in the Qualifying Provinces of Exchange Securities issuable in exchange for Qualification Securities pursuant to the Exchange Offer.

        "Prospectus" shall mean the (final) prospectus (including the documents incorporated by reference therein) prepared and filed with each of the Canadian Securities Commissions in connection with the distribution in each of the Qualifying Provinces of Exchange Securities issuable in exchange for Qualification Securities pursuant to the Exchange Offer.

        "Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

        "Qualifying Provinces" shall mean each of the provinces of Canada.

        "Qualification Securities" shall mean the Securities; provided, however, that the Securities shall cease to be Qualification Securities (i) when a Final MRRS Decision Document has been obtained from the NSSC for the Prospectus and such Securities shall have been exchanged for Exchange Securities qualified by the Prospectus, (ii) when such Securities shall have ceased to be outstanding or (iii) upon the completion of the Exchange Offer pursuant to the terms of this Agreement.

        "Qualification Expenses" shall mean all expenses incident to performance of or compliance by the Issuer and the Guarantors with this Agreement, including without limitation: (i) all fees and expenses incurred in connection with qualifying the Exchange Securities for distribution in the Qualifying Provinces (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with qualification of any Canadian Prospectus), (ii) all expenses of any Persons in preparing or assisting in preparing, word processing, translating, printing and distributing any Canadian Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iii) all rating agency fees, (iv) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (v) the fees and disbursements of the Trustee and its counsel, (vi) the fees and disbursements of counsel for the Issuer, the Parent and the Guarantors and (vii) the fees and disbursements of the independent registered public accounting firm of the Issuer and the Parent and its subsidiaries and of any other Person or business whose financial statements are included or incorporated or deemed to be incorporated by reference in a Canadian Prospectus, including the expenses of any special audits or "cold comfort" or similar letters required by or incident to such performance and compliance. Notwithstanding the foregoing, Holders shall be responsible for fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clauses (ii) and (vi) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Qualification Securities by a Holder (other than an exchange for Exchange Securities).

        "Representatives" shall have the meaning set forth in the preamble to this Agreement.

        "Securities" shall have the meaning set forth in the preamble to this Agreement.

        "Sub-Purchaser" shall have the meaning set forth in the preamble to this Agreement.

        "Supplementary Material" shall have the meaning assigned to it in Section 3(k).

        "Trustee" shall mean the co-trustees with respect to the Securities under the Indenture.

        2.     Qualification of the Canadian Prospectuses.

        (a)   To the extent not prohibited by Canadian Securities Law, the Issuer and Parent shall (A) use their reasonable best efforts to prepare and, as soon as practicable but not later than 120 days following the Closing Date, obtain a Preliminary MRRS Decision Document from the NSSC in respect of the Preliminary Prospectus with respect to a proposed Exchange Offer and the issuance and delivery to the Holders, in exchange for the Qualification Securities, of a like principal amount of Exchange Securities, (B) use their reasonable best efforts to file with the Canadian Securities Commissions, and obtain a Final MRRS Decision Document in respect of, the Prospectus with respect to the proposed Exchange Offer and the issuance and delivery to Holders, in exchange for Qualification Securities of like principal amount of Exchange Securities, as soon as practicable but not later than 180 days following the Closing Date (the "Final Receipt Deadline"), (C) use their reasonable best efforts to hold the Exchange Offer open for at least 20 Business Days in each of the Qualifying Provinces, and (D) use their reasonable best efforts to cause the Exchange Offer to be consummated as promptly as practicable, but in any case not later than the date that is 40 Business Days after the Final Receipt Deadline. The Issuer shall commence the Exchange Offer by mailing the related Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

          (i)    that the Exchange Offer is being made pursuant to the Exchange Offer Agreement and that all Qualification Securities validly tendered and not withdrawn will be accepted for exchange if permitted by applicable law;

          (ii)   the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the "Exchange Dates");

          (iii)  that any Qualification Security not tendered will remain outstanding and continue to accrue interest, but will not thereafter be entitled to receive any Additional Interest or be entitled to any exchange offer rights under this Agreement;

          (iv)  that Holders electing to have a Qualification Security exchanged pursuant to the Exchange Offer will be required to surrender such Qualification Security, together with the other documents specified in the Prospectus, if any, to the institution and at the address (located in Canada) specified in the Prospectus or the accompanying documents prior to the time the Exchange Offer terminates (which shall not be earlier than 5:00 p.m., Montreal time) on the last Exchange Date; and

          (v)   that Holders will be entitled to withdraw their election, not later than the time the Exchange Offer terminates (which shall not be earlier than 5:00 p.m., Montreal time) on the last Exchange Date, by sending to the institution and at the address (located in Canada) specified in the Prospectus or the accompanying documents a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Qualification Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Securities exchanged.

        As soon as reasonably practicable after the last Exchange Date, the Parent shall:

          (i)    accept for exchange all Qualification Securities or portions thereof validly tendered and not withdrawn pursuant to the Exchange Offer; and

          (ii)   deliver, or cause to be delivered, to the Trustee for cancellation all Qualification Securities or portions thereof so accepted for exchange by the Issuer or the Parent and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Security equal in principal amount to the principal amount of, and representing the same continuing indebtedness as, the Qualification Securities surrendered by such Holder.

        The Parent and the Issuer shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Canadian Securities Laws and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate Canadian Securities Laws. The Issuer or the Parent shall inform the Representatives of the names and addresses of the Holders to whom the Exchange Offer is made, and the Representatives shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Qualification Securities in the Exchange Offer.

        Each Holder participating in the Exchange Offer shall be required to represent to the Issuer or the Parent that at the time of the consummation of the Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder has no arrangement or understanding with any person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the 1933 Act or Canadian Securities Laws, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the 1933 Act, of the Parent, the Issuer or any Guarantor or, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities within the meaning of Canadian Securities Laws, (v) that the Holder and any beneficial holder for whom it is acting, is outside the United States and is a Non-U.S. Person (as defined in Regulation S under the Securities Act) and is (A) in a Qualifying Province, or (B) otherwise able to acquire the Exchange Securities pursuant to exemptions from the prospectus and registration requirements of applicable securities law, and (vi) such Holder has full power and authority to transfer the Securities in exchange for the Exchange Securities and that the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

        (b)   The Issuer and the Guarantors shall pay all Qualification Expenses in connection with the qualification of the Exchange Securities pursuant to Section 2(a) including, but not limited to, the fees and expenses of one Canadian counsel and one United States counsel to be selected by the Representatives or, if the Representatives elect not to select such counsel, by the Majority Holders and which counsel may also be counsel for the Initial Purchasers. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Qualification Securities.

        (c)   For the purposes of 2(a)(C) above, if, after the Final MRRS Decision Document has been issued, the offering of Exchange Securities pursuant to the Prospectus is interfered with by any cease trading stop order, injunction or other order or requirement of any Canadian Securities Commissions or any other governmental agency or court, the Exchange Offer will be deemed not to have been open during the period of such interference until the distribution of Exchange Securities pursuant to the Prospectus may again legally resume.

        (d)   The parties hereto agree that the holders of Securities will suffer damages if the Parent and the Issuer fail to fulfill their obligations under Section 2(a) and that it would not be feasible to ascertain the extent of such damages. Accordingly, liquidated damages in the form of additional cash interest (the "Additional Interest") shall be payable by the Issuer and the Guarantors in respect of the Securities as follows:

          (i)    if a Preliminary MRRS Decision Document is not issued by the NSSC in respect of the Preliminary Prospectus within 120 days following the Closing Date, then commencing on and including the 121st day after the Closing Date, in addition to the interest otherwise payable on the Securities, Additional Interest will accrue and be payable on the Securities at the rate of 0.25% per annum; and

          (ii)   if a Final MRRS Decision Document is not issued by the NSSC in respect of the Prospectus within 180 days following the Closing Date, then commencing on and including the

  181st day after the Closing Date, in addition to the interest otherwise payable on the Securities, Additional Interest will accrue and be payable on the Securities at the rate of 0.25% per annum; and

          (iii)  if the Issuer or Parent has not exchanged Exchange Securities for all Securities validly tendered and not withdrawn in accordance with the terms of the Exchange Offer on or prior to the date that is 40 Business Days after the Final Receipt Deadline, then, in addition to the interest otherwise payable on the Securities, Additional Interest will accrue and be payable on the Securities at the rate of 0.25% per annum from and including (x) the day (whether or not a Business Day) immediately succeeding the 40th Business Day after the Final Receipt Deadline;

provided, however, that the Additional Interest rate on the Securities may in no event exceed 0.25% per annum; and provided, further, that (1) upon a Preliminary MRRS Decision Document being issued for the Preliminary Prospectus (in the case of (i) above), (2) upon a Final MRRS Decision Document being issued for the Prospectus (in the case of (ii) above), or (3) upon the exchange of Exchange Securities for all Qualification Securities validly tendered and not withdrawn in the Exchange Offer (in the case of (iii) above), Additional Interest on the Securities as a result of such clause (i), (ii) or (iii), respectively, shall cease to accrue.

        Any amount of Additional Interest due pursuant to clauses (i), (ii) or (iii) of the preceding paragraph will be calculated on the same basis on which interest is calculated on the Securities, will be payable in cash and will be payable on the same dates on which interest is otherwise payable on the Securities and to the same Persons who are entitled to receive those payments of interest on the Securities. The amount of Additional Interest payable for any period other than a regular interest payment period will be determined by multiplying the Additional Interest rate, which will be 0.25% per annum, by the principal amount of the Securities and then multiplying the product by a fraction, the numerator of which is the number of days that the Additional Interest rate was applicable during such period and the denominator of which is the actual number of days in the applicable year.

        (e)   Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuer and the Guarantors acknowledge that any failure by the Parent to comply with its obligations under Section 2(a) hereof may result in material irreparable injury to the Initial Purchasers, the Sub-Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Initial Purchaser, Sub-Purchaser or Holder may obtain such relief as may be required to specifically enforce the Issuer's and the Guarantors' obligations under Section 2(a) hereof, provided that, without limiting the ability of any Initial Purchaser or Holder to specifically enforce such obligations, in the case of any terms of this Agreement for which Additional Interest pursuant to Section 2(d) is expressly provided as a remedy for a violation of such terms, such Additional Interest shall be the sole monetary damages for such a violation.

        (f)    The Issuer and Guarantors acknowledge and agree that the Initial Purchasers and Sub-Purchasers may use the Canadian Prospectuses and any amendment or supplement thereto, in connection with the sale or transfer of the Exchange Securities qualified for distribution by the Prospectus or any amendment or supplement thereto.

        3.     Qualification Procedures.

        In connection with the obligations of the Issuer and the Guarantors with respect to the Canadian Prospectuses pursuant to Section 2 hereof, the Issuer and Parent shall as expeditiously as reasonably practicable:

          (a)   prepare and file with the Canadian Securities Commissions the Prospectus complying as to form in all material respects with the requirements of Canadian Securities Laws and include or incorporate all financial statements as required by the Canadian Securities Laws, and use its reasonable best efforts to obtain a Final MRRS Decision Document for the Prospectus and to ensure that no cease trade, stop order or other order or requirement of any Canadian Securities Commission or any other governmental agency or court interferes with the distribution of the Exchange Securities under the Exchange Offer in accordance with Section 2 hereof;

          (b)   prepare and file with the Canadian Securities Commissions such amendments to the Prospectus as may be necessary under Canadian Securities Laws during the period of distribution of the Exchange Securities under the Exchange Offer;

          (c)   use their reasonable best efforts to cooperate with the Representatives in connection with any filings required to be made with any regulatory authority in Canada and do any and all other acts and things which may be reasonably necessary or advisable to enable Holders in each Qualifying Province to consummate the exchange of such Qualification Securities owned by such Holder; provided, however, that the Parent shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

          (d)   notify the Representatives and counsel for the Holders promptly and, if requested by any such Representative or counsel, confirm such advice in writing (i) when a Final MRRS Decision Document has been issued by the NSSC for the Prospectus and when any amendment thereto has been filed and when any MRRS decision document or receipt is issued in respect thereof, (ii) of any request by the Canadian Securities Commissions for amendments or supplements to either Canadian Prospectus or for additional information after a Final MRRS Decision Document has been issued for the Prospectus, (iii) of the issuance by any Canadian Securities Commissions of any order suspending or preventing the use of a Canadian Prospectus or any supplementary material or of any cease trade or similar order affecting the Securities or Exchange Securities or the initiation of to the knowledge of the Issuer and Guarantors, threatening of any proceedings for that purpose, or (iv) if, between the date of the Final MRRS Decision Document in respect of the Prospectus and the closing of any sale or exchange of Exchange Securities qualified thereby, the representations and warranties of the Issuer or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Qualification Securities cease to be true and correct in all material respects or if the Issuer or any Guarantor receives any notification of the issuance of any order suspending or preventing the use of a Canadian Prospectus or any supplementary material or of any cease trade or similar order affecting the Securities or Exchange Securities or the initiation of any proceeding for such purpose;

          (e)   use reasonable best efforts to prevent the issuance of any order suspending or preventing the use of a Canadian Prospectus or any Supplementary Material or of any cease trade or similar order affecting the Securities or Exchange Securities and if such an order or cease trade is issued to obtain the lifting or withdrawal as soon as reasonably possible and provide notice as promptly as practicable to the Representatives of the lifting or withdrawal of any such order;

          (f)    deliver to each of the Initial Purchasers promptly after the filing thereof a copy of each Canadian Prospectus and any Supplementary Material filed with the Canadian Securities Commissions and furnish to each Holder of Qualification Securities, without charge, at least one conformed copy of the Prospectus and any amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (g)   within a reasonable time prior to the filing of any Canadian Prospectus or amendment or supplement to a Canadian Prospectus or, after the filing of the Preliminary Prospectus and prior to the time at which the Exchange Offer is consummated, of any document that is to be incorporated by reference into a Canadian Prospectus, provide copies of such document to the Representatives and their counsel and make such of the representatives of the Issuer and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel available for discussion of such document, and the Parent or Issuer shall not at any time file with any Canadian Securities Commission (or file any amendment to) any Canadian Prospectus, or any document that is to be incorporated by reference into a Canadian Prospectus, of which the Representatives and counsel to the Initial Purchasers shall not have previously been advised and furnished a copy (within a reasonable period of time prior to such filing) or to which the Representatives or counsel to the Initial Purchasers shall reasonably object;

          (h)   prior to the filing of the Preliminary Prospectus and thereafter and prior to the filing of the Prospectus, allow the Initial Purchasers and Sub-Purchasers to participate fully in the preparation of such documents (or any supplement or amendment thereto) and allow the Initial Purchasers to conduct all due diligence which the Initial Purchasers or Sub-Purchasers may reasonably require in order to fulfil their obligations as agents or underwriters and in order to enable the Initial Purchasers (or their Canadian affiliate Sub-Purchaser) to responsibly execute the certificate required to be executed at the end of such documents;

          (i)    ensure that at the respective times of filing and at all times subsequent to the filing thereof during the distribution of the Exchange Securities, the Canadian Prospectuses will comply with the requirements of the Canadian Securities Laws and will provide full, true and plain disclosure of all material facts relating to Issuer, Parent and the Exchange Securities as required by the Canadian Securities Laws (and inform the Initial Purchasers promptly upon the occurrence of any event or state of affairs that may result in a Canadian Prospectus not providing full, true and plain disclosure of all such material facts), and that the Canadian Prospectuses will not contain any misrepresentation, provided that the foregoing shall not apply with respect to statements contained in such documents included in reliance upon and in conformity with written information furnished to Issuer or Parent by or on behalf of the Initial Purchasers relating to the Initial Purchasers or Sub-Purchasers specifically for use therein;

          (j)    promptly inform the Representatives in writing during the period of distribution of the Exchange Securities of the full particulars of any material change, or event which the Issuer or Parent reasonably believes will become a material change, before the completion of the Exchange Offer that they become aware of in the assets, liabilities, business or operations of Issuer or Parent or of any change in any material fact contained or referred to in either of the Canadian Prospectuses or any amendment thereto, which is, or may be, of such a nature as to render the Canadian Prospectuses or either of them untrue, false or misleading in a material respect or result in a misrepresentation;

          (k)   from the date the Preliminary Prospectus is filed with the Canadian Securities Commissions until the completion of the distribution (as defined in applicable Canadian Securities Laws) of the Exchange Securities, Issuer and Parent will comply with Section 57 of the Securities Act (Ontario) and with the comparable provisions of all other Canadian Securities Laws and, after the date hereof and prior to the completion of such distribution, Issuer and Parent will promptly advise the Representatives in writing of any material change (as defined in Section 1(1) of the Securities Act (Ontario)) with respect to the Issuer or Parent), or any amendments or supplements or ancillary material filed with the Canadian Securities Commissions ("Supplementary Material") which is of such a nature as to render the applicable Canadian Prospectus or any Supplementary Material untrue or misleading in any material respect, it being understood and agreed that Issuer and Parent will prepare and file promptly any required amendment to either of the Canadian Prospectuses and will otherwise comply with all legal requirements necessary to continue to qualify the distribution of the Exchange Securities in the Qualifying Provinces, provided that Issuer and Parent shall in good faith discuss with the Representatives any change in circumstances (actual, proposed or prospective) which results or could reasonably be expected to result in any material change or change in a material fact and shall consult with the Representatives with respect to the form and content of any amendment proposed to be filed by the Issuer or Parent, it being understood and agreed that no such amendment shall be filed with any Canadian Securities Commission prior to the review thereof by counsel to the Initial Purchaser;

          (l)    deliver to the Initial Purchasers and Sub-Purchasers, without charge, in Toronto, contemporaneously with or prior to the issuance of a Preliminary MRRS Decision Document (i) copies of the Preliminary Prospectus (or at such time as any amendment or supplement thereto is filed, such amendment or supplement) in the English language and/or French language signed as required by Canadian Securities Laws as the Initial Purchasers may reasonably request for the purposes contemplated hereunder and contemplated by relevant securities laws and such delivery shall constitute the consent of Issuer and Parent with respect to the Preliminary Prospectus and any amendment or supplement thereto, if applicable, to use such documents in connection with the distribution of the Exchange Securities, subject to the provisions of all Canadian Securities Laws and (ii) a copy of any other document required to be filed by the Issuer or Parent under Canadian Securities Laws in connection with the filing of the Preliminary Prospectus or any amendment or supplement thereto in the Qualifying Provinces;

          (m)  deliver to the Initial Purchasers and Sub-Purchasers, without charge, in Toronto, contemporaneously with or prior to the issuance of a Final MRRS Decision Document (i) copies of the Prospectus (or at such time as any amendment or supplement thereto is filed, such amendment or supplement) in the English language and/or French language signed as required by Canadian Securities Laws as the Initial Purchasers may reasonably request for the purposes contemplated hereunder and contemplated by relevant securities laws and such delivery shall constitute the consent of Issuer and Parent with respect to the Prospectus and any amendment thereto, if applicable, to use such documents in connection with the distribution of the Exchange Securities, subject to the provisions of all Canadian Securities Laws and (ii) a copy of any other document required to be filed by Issuer or Parent under Canadian Securities Laws in connection with the filing of the Prospectus or any amendment or supplement thereto in the Qualifying Provinces; provided that each of the delivery by Issuer or Parent to the Initial Purchasers or Sub-Purchasers of either of the Canadian Prospectuses and any amendment or supplement thereto, if applicable, and the exchange of any Exchange Securities for Qualification Securities shall constitute the Issuer and Parent's representation and warranty to the Initial Purchasers and Sub-Purchasers that, at the respective times of such delivery or exchange, as the case may be, the information and statements contained or referred to therein (except information and statements relating solely to the Initial Purchasers and Sub-Purchasers) are true and correct in all material respects, contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Exchange Securities as required by the Canadian Securities Laws;

          (n)   at the time of filing the Prospectus (and at or before the filing of any amendment or supplement thereto) including the filing of any additional document to be incorporated by reference into the Prospectus with the Canadian Securities Commissions, deliver to the Initial Purchasers and Sub-Purchasers (i) a "cold comfort" letter from the independent registered public accounting firm of the Issuer and Parent (and, if necessary, any other independent registered public accounting firm of any of their subsidiaries, or of any Person or business acquired by the Parent for which financial statements and financial data are or are required to be, included in the Prospectus or in the documents incorporated or deemed to be incorporated therein) addressed to the Initial Purchasers and Sub-Purchasers, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, (ii) an opinion of its independent registered public accounting firm addressed to the Initial Purchasers and Sub-Purchasers, in form and substance satisfactory to the Initial Purchasers and their counsel, to the effect that the French language version of any financial statements (or any financial data derived from the financial statements) in the Canadian Prospectuses or any amendment or supplement thereto (the "Financial Information") to the effect that the French language version of such Financial Information is, in all material respects, a complete and accurate translation of the English language version thereof; and (iii) an opinion of Quebec counsel to the Issuer addressed to the Initial Purchasers and Sub-Purchasers, in form and substance satisfactory to the Initial Purchasers and their counsel, to the effect that, except for the Financial Information, as to which they express no opinion, the French language version of each of the Canadian Prospectuses or any amendment or supplement thereto is, in all material respects, a complete and accurate translation of the English version thereof;

          (o)   at the time of exchange of any Qualification Securities for Exchange Securities, deliver to the Initial Purchasers and Sub-Purchasers (i) a letter addressed from the independent registered public accounting firm of the Issuer and Parent reaffirming the contents of the "cold comfort" letter referred to in section (n)(i) above; (ii) an opinion of its independent registered public accounting firm addressed to the Initial Purchasers similar in form and substance to the opinion delivered pursuant to section (n)(ii) above; (iii) an opinion of Quebec counsel to the Issuer addressed to the Initial Purchasers similar in form and substance to the opinion delivered pursuant to section (n)(iii) above; (iv) opinions of Canadian and U.S. counsel to the Issuer and Parent (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Initial Purchasers and their respective counsel) addressed to the Initial Purchasers and Sub-Purchasers covering the matters customarily covered in opinions requested in underwritten offerings, modified to take into account the exchange offer structure; and (v) such documents, certificates and opinions as they may reasonably request for the purpose of enabling counsel to the Initial Purchasers and Sub-Purchasers to pass upon the issuance and sale of the Exchange Securities as contemplated in this Agreement and the matters referred to in their respective legal opinions;

          (p)   request to be delivered to the Initial Purchasers and Sub-Purchasers a signed opinion of Davies Ward Phillips & Vineberg LLP, Canadian counsel, and Davis, Polk & Wardwell, United States counsel for the Initial Purchasers and Sub-Purchasers or such other Canadian or United States counsel as the Initial Purchasers and Sub-Purchasers may select, dated as of the date of any exchange of Exchange Securities for Qualification Securities, in form and substance satisfactory to the Initial Purchasers and Sub-Purchasers and cause to be furnished to such counsel all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass on the issuance and sale of the Exchange Securities as contemplated in this Agreement and the matters referred to in their respective legal opinions and in order to evidence the accuracy and completeness of any of the representations, warranties and statements of the Issuer or any Guarantor, the performances of any of the covenants of the Issuer or any Guarantor of the fulfilment of any of the conditions herein contained;

          (q)   include in the Canadian Prospectuses a statement that, where any Holder of Qualification Securities acquired for its own account Qualification Securities with a view to participating in the Exchange Offer and reselling Exchange Securities, that resale would be a distribution which must be made by way of a prospectus filed in accordance with applicable Canadian Securities Laws or pursuant to an exemption from the prospectus requirements of such laws and that any Holder who has acquired Qualification Securities with a view to their distribution or the distribution of Exchange Securities must deliver during the period of distribution a prospectus meeting the requirements of applicable Canadian Securities Laws to its purchasers;

          (r)   ensure that at the time of any exchange of Qualification Securities for Exchange Securities, (i) the Prospectus, as it may then be amended, complies in all material respects with Securities Laws, (ii) none of the Prospectus or Supplementary Material, as they may then be amended, contains a misrepresentation or an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Issuer and the Guarantors shall have complied with all agreements and satisfied all conditions on their part to be performed or satisfied under this Agreement at or prior to an exchange of Qualification Securities for Exchange Securities and (iv) no order having the effect of ceasing or suspending the distribution of the Exchange Securities shall have been issued by any Canadian Securities Commission and no proceedings for that purpose shall have been instituted or pending or, to the knowledge of the Issuer or Guarantors, shall be contemplated by any Canadian Securities Commission and any request on the part of a Canadian Securities Commission for additional information shall have been complied with. The Company shall, at the time of any exchange of Exchange Securities for Qualification Securities, deliver to a representative of the Initial Purchaser a certificate of two senior officers of each of the Issuer and Parent dated as of such date, to such effect;

          (s)   obtain an ISIN number and a CUSIP number for all Exchange Securities not later than the date of a Final MRRS Decision Document;

          (t)    use its reasonable best efforts to cause the Trustee to execute all documents as may be required by the Canadian Securities Commissions; and

          (u)   use its reasonable best efforts to cause the Exchange Securities to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act).

        4.     Indemnification and Contribution.

        (a)   The Issuer and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and Sub-Purchaser, their affiliates, directors and officers, each Holder and each Person, if any, who controls any Initial Purchaser, Sub-Purchaser or Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Initial Purchaser, Sub-Purchaser or Holder, from and against all losses, claims, damages and liabilities (including, without limitation but subject to Section 4(c) below, any legal or other expenses reasonably incurred by any Initial Purchaser, any Sub-Purchaser, any Holder or any such controlling or affiliated Person in connection with defending, investigating or being represented at any such action, claim, inquiry investigation or proceeding) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in any Canadian Prospectus (or any amendment thereto) used in connection with the Exchange Offer, including all documents incorporated or deemed to be incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Canadian Prospectus (as amended or supplemented if the Parent or Issuer shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchasers, Sub-Purchaser or Holder furnished to the Parent in writing through the Representatives, respectively, expressly for use therein provided, however, that the foregoing indemnity agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Holder, Initial Purchaser, or Sub-Purchaser from whom the person asserting any such losses, claims damages or liabilities purchased Securities, or any person controlling such Holder or Initial Purchaser or Sub-Purchaser, if a copy of the prospectus (as then amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder, Initial Purchaser or Sub-Purchaser, as the case may be, to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of such Exchange Securities to such person, and if such Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Issuer or Parent with Section 3(l) or 3(m), or unless such defect shall have been cured by a document incorporated or deemed to be incorporated by reference in the Prospectus).

        (b)   Each Holder agrees, severally and not jointly (except, if such Holder is an Initial Purchaser or Sub-Purchaser, that such Holder's obligations will be joint and several with its Canadian affiliate Sub-Purchaser or affiliate Initial Purchaser, respectively, as applicable), to indemnify and hold harmless the Issuer and the Guarantors, the Initial Purchasers, Sub-Purchasers and the other selling Holders, and each of their respective affiliates, directors and officers, and each person, if any, who controls the Issuer or the Guarantors, any Initial Purchaser, Sub-Purchaser or other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Issuer and the Guarantors to the Initial Purchasers and the Holders, but only with reference to information relating to such Initial Purchaser or its affiliate Sub-Purchaser furnished to the Issuer or the Parent in writing by such Initial Purchaser or its affiliate Sub-Purchaser, as the case may be, expressly for use in any Canadian Prospectus (or any amendment or supplement thereto).

        (c)   In case any suit, action, proceeding (including any governmental investigation), claim or demand shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing, the Indemnifying Party, upon request of the Indemnified Party, shall retain one counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control any Initial Purchasers within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Parent, its directors, its officers who sign any certificate related to the Canadian Prospectuses and each Person, if any, who controls the Parent within the meaning of either such Section and (C) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers (including the Sub-Purchasers) and Persons who control the Initial Purchasers (or Sub-Purchasers), such firm shall be designated in writing by the Representatives. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated in writing by the Issuer and the Guarantors. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested that an Indemnifying Party reimburse the Indemnified Party for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Party of such request and (ii) the Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement (unless such fees are being disputed in good faith). No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

        (d)   If the indemnification provided for in paragraph (a) or paragraph (b) of this Section 4 is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or Parties, on the one hand, and the Indemnified Party or Parties, on the other hand, from the offering of the Securities or the Exchange Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Indemnifying Party or Parties on the one hand and of the Indemnified Party or Parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuer and the Guarantors and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Parent or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 4 are several in proportion to the respective principal amount of Qualification Securities of such Holders that were qualified pursuant to the Prospectus, and not joint.

        (e)   The Issuer, the Guarantors and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in paragraph (c) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Qualification Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

        (f)    The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any Sub-Purchasers, any Holder or any Person controlling any of the Initial Purchasers, any Sub-Purchasers or any Holder, or by or on behalf of the Issuer or the Guarantors, its officers or directors or any Person controlling the Issuer or the Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Qualification Securities.

        5.     Covenants of the Initial Purchasers.

        Each of the Initial Purchasers severally (and in the case of J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc., jointly and severally with their respective Canadian affiliate Sub-Purchaser), covenants with the Issuer and Parent as follows:

        (a)   Upon the request of the Issuer, each Sub-Purchaser and each Initial Purchaser that does not have a Canadian affiliate Sub-Purchaser, will use reasonable best efforts to execute each Canadian Prospectus and any amendment or supplement thereto, presented to the Initial Purchaser or Sub-Purchaser, as the case may be, for execution and each Initial Purchaser that has a Canadian affiliate Sub-Purchaser, if required by Canadian Securities Commissions, will use reasonable best efforts (which for greater certainty shall not include obtaining additional registrations under Canadian Securities Laws) to execute each Canadian Prospectus and any amendment or supplement thereto, presented to such Initial Purchaser for execution and each Initial Purchaser and Sub-Purchaser will use reasonable best efforts to assist the Issuer in obtaining any requisite regulatory approvals in connection with the preparation and filing of such documents; and

        (b)   such Initial Purchaser or Sub-Purchaser, as the case may be, will use reasonable best efforts to complete the distribution of the Exchange Securities and will, in accordance with Canadian Securities Laws, deliver copies of the Prospectus to holders of the Qualification Securities and assist the Issuer in facilitating procedures under the Exchange Offer.

        6.     Miscellaneous.

        (a)   No Inconsistent Agreements. The Issuer and the Guarantors have not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Qualification Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer's and the Guarantors' other issued and outstanding securities under any such agreements.

        (b)   Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer and the Parent have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Qualification Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 4 hereof shall be effective as against any Holder of Qualification Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6 shall be in writing executed by each of the parties hereto.

        (c)   Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuer or the Parent by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, BMO Nesbitt Burns Inc., 1 First Canadian Place 3rd Floor, Toronto, Ontario, Canada M5X 1H3: Attn Colleen Campbell, Fax 416-359-1636 and TD Securities Inc., Ernst & Young Tower, 222 Bay Street, 7th Floor, Toronto, Ontario, Canada M5K 1A2: Attn William Perdue, Fax 416-308-3715; (ii) if to the Issuer or Parent, initially at the Issuer's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

        Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

        (d)   Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Qualification Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Qualification Securities, in any manner, whether by operation of law or otherwise, such Qualification Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Qualification Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Representatives, Initial Purchasers and Sub-Purchasers (in their respective capacities as Representatives, Initial Purchasers and Sub-Purchasers) shall have no liability or obligation to the Issuer and the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

        (e)   Purchases and Sales of Securities. The Issuer and the Guarantors shall not, and shall use their best efforts to cause their affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Securities.

        (f)    Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuer and the Guarantors, on the one hand, and the Initial Purchasers and Sub-Purchasers, on the other hand, and each of them shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders, Initial Purchasers or Sub-Purchasers, respectively hereunder.

        (g)   Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h)   Judgment Currency. The Issuer hereby covenants and agrees that the following provisions shall apply to conversion of currency in the case of this Agreement.

          (i)    If, for the purposes of obtaining judgment in, or enforcing the judgment of, any court, it becomes necessary to convert a sum due hereunder into any currency other than Canadian dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures, BMO Nesbitt Burns Inc. could purchase Canadian dollars with such other currency in the city of Toronto on the Business Day preceding that on which final judgment is given. The obligations of the Issuer in respect of any sum due from it to any Initial Purchaser, Sub-Purchaser or Holder shall, notwithstanding any judgment in a currency other than Canadian dollars, not be discharged until the first Business Day following receipt by such Initial Purchaser, Sub-Purchaser or Holder of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser, Sub-Purchaser or Holder may in accordance with normal banking procedures purchase U.S. dollars with such other currency.

          (ii)   The Issuer and each Guarantor hereby agrees to indemnify the Initial Purchasers, Sub-Purchasers, each Holder and each other Indemnified Party against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this

  Agreement and such judgment or order being expressed and paid in the judgment currency and as a result of any variation as between (i) the rate of exchange at which the Canadian dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the spot rate of exchange in the city of Toronto at which the Issuer or such Guarantor on the date of payment of judgment or order is able to purchase Canadian dollars with the amount of the judgment currency actually paid by the Issuer or such Guarantor. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Canadian dollars.

        (i)    Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

        (j)    Governing Law. This Agreement shall be governed by the laws of the State of New York.

        (k)   Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby. The Issuer, the Guarantors, the Initial Purchasers and the Sub-Purchasers shall endeavour in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

        (l)    Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MOLSON COORS CAPITAL FINANCE ULC
By:	Name: Title:
MOLSON COORS BREWING COMPANY
By:	Name: Title:
COORS BREWING COMPANY
By:	Name: Title:
COORS DISTRIBUTING COMPANY
By:	Name: Title:
COORS INTERNATIONAL MARKET DEVELOPMENT, L.L.L.P.
By:	COORS GLOBAL PROPERTIES, INC. Title: General Partner
By:	Name: Title:
COORS GLOBAL PROPERTIES, INC.
By:	Name: Title:

COORS WORLDWIDE, INC.
By:	Name: Title:
COORS INTERCONTINENTAL, INC.
By:	Name: Title:
COORS BREWING COMPANY INTERNATIONAL INC.
By:	Name: Title:
Accepted as of the date hereof by:
BMO NESBITT BURNS INC.
By:	Name: Title:
TD SECURITIES INC.
By:	Name: Title:
J. P. MORGAN SECURITIES INC.
By:	Name: Title:

MORGAN STANLEY & CO. INCORPORATED
By:	Name: Title:
DEUTSCHE BANK SECURITIES INC.
By:	Name: Title:
By:	Name: Title:
J. P. MORGAN SECURITIES CANADA INC.
By:	Name: Title:
MORGAN STANLEY CANADA LIMITED
By:	Name: Title:
DEUTSCHE BANK SECURITIES LIMITED
By:	Name: Title:
By:	Name: Title:

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CANADIAN PURCHASE AGREEMENT